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                                                                Exhibit 10.2
                           NICHOLAS-APPLEGATE MUTUAL FUNDS

                                  DISTRIBUTION PLAN


                                     INTRODUCTION

         The Board of Trustees (the "Board") of Nicholas-Applegate Mutual Funds (the "Trust") has approved the adoption of the Distribution Plan (the "Plan") set forth below with respect to the distribution of shares of beneficial interest (the "Shares") of its various series currently and hereafter in effect (each a "Fund" and collectively the "Funds"), including the Class A, B and C Shares of each Fund, if any. This Plan is designed to conform to the requirements of Rule 12b-1 promulgated under the Investment Company Act of 1940, as amended (the "Act").

         The Trust on behalf of each Fund has entered into a distribution agreement (the "Distribution Agreement") pursuant to which the Trust will employ the Distributor to distribute Shares of the Fund. Under the Distribution Agreement, the Distributor will be entitled to receive payments from investors of front-end sales charges with respect to the sale of Class A Shares of the Fund and contingent deferred sales charges with respect to redemptions of the Class B Shares and certain redemptions of the Class A and C shares of the Fund. Under this Plan, the Trust on behalf of each Fund (or, in the case of Funds with multiple Classes, on behalf of each Class of each Fund) intends to compensate the Distributor for expenses incurred, and services and facilities provided, by the Distributor in distributing Shares of the Fund (or the various Classes thereof, as the case may be).

                                       THE PLAN

         The material aspects of the Plan are as follows:

         SECTION 1. The Funds will pay the Distributor for: (a) expenses incurred in connection with advertising and marketing shares of the Funds including but not limited to any advertising or marketing via radio, television, newspapers, magazines, telemarketing or direct mail solicitations; (b) periodic payments of fees for distribution assistance made to one or more securities dealers, or other industry professionals, such as investment advisers, accountants, estate planning firms and the Distributor itself (collectively "Service Organizations") in respect of the average daily value of the Shares of each Fund or Class thereof, as the case may be, beneficially owned by persons ("Clients") for whom the Service Organization is the dealer of record or holder of record or with whom the Service Organization has a servicing relationship, and (c) expenses incurred in preparing, printing and distributing the Funds' prospectuses and statements of additional information (except those used for regulatory purposes or for distribution to existing shareholders of the Funds).

         SECTION 2. While this Plan is in effect the Distributor will be compensated by each Fund (or each Class thereof, as the case may be) for such distribution expenses that are incurred, and services and facilities that are provided, in connection with Shares of the Fund or Class on a monthly basis, at the annual rate set forth in Schedule A hereto which is based on the Fund's average daily net assets during such month (or the average daily net assets of each Class thereof, as the case may be). These monthly payments to the Distributor will be made in accordance with and subject to the conditions set forth below. For the purposes of determining the amounts payable under the Plan, the value of a Fund's or Class' net assets shall be computed in the manner specified in the Fund's prospectus and statement of additional information as then in effect for the computation of the value of the Fund's net assets.


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         The distribution fees payable to the Distributor are designed to compensate the Distributor for the expenses it incurs and the services it renders in distributing shares of the Funds. However, because this Plan is a compensation plan, the distribution fees are payable even if the amount paid exceeds the Distributor's actual expenses. If in any year the Distributor's expenses incurred in connection with the distribution of Shares of a Fund or Class, as the case may be, exceed the distribution fees paid by the Fund or Class, the Distributor will recover such excess only if this Plan with respect to the Fund or Class continues to be in effect in some later year when the distribution fees exceed the Distributor's expenses. There is no limit on the periods during which unreimbursed expenses may be carried forward, although the Trust is not obligated to repay any unreimbursed expenses for a Fund or Class thereof that may exist at such time, if any, as this Plan terminates or is not continued with respect to the Fund or Class. No interest, carrying or finance charge will be imposed on any amounts carried forward.

         Payment made out of or charged against the assets of a particular Fund or Class must be in payment for distribution expenses incurred on behalf of such Fund or Class and which are described herein.

         SECTION 3. Payments by the Distributor to a Service Organization described in this Plan shall be subject to compliance by the Service Organization with the terms of a selling group agreement between the Service Organization and the Distributor. If an investor in a Fund ceases to be a client of a Service Organization that has entered into a selling group agreement with the Distributor, but continues to hold shares of the Fund, the Distributor will be entitled to receive similar payments in respect of the distribution assistance provided with respect to such investor.

         SECTION 4. The Distributor shall provide the Board, at least quarterly, with a written report of all amounts expended pursuant to this Plan. The report shall state the purposes for which the amounts were expanded.

         SECTION 5. This Plan shall not take effect with respect to a Fund or Class until it has been approved by a vote of a majority of the outstanding voting securities (as defined in the Act) of the Shares of the Fund or Class, which may be by vote of the initial shareholder of the Fund's Shares; provided, however, that no such approval shall be required with respect to a Fund or Class of Shares of a Fund if the Plan takes effect with respect to a Fund or Class of Shares prior to any public offering of Shares or the sale of such Shares to persons who are not affiliated persons of the Trust, promoters of the Trust or affiliated persons of such promoter. If so approved (or if no such approval is required), this Plan, unless earlier terminated in accordance with its terms, shall continue in full force and effect thereafter shall continue automatically for successive annual periods provided such continuance is approved by a majority of the Board, including a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of the Plan.

         SECTION 6. This Plan may be amended at any time by the Board provided that (i) any amendment to increase materially the costs which any Fund or Class may bear for distribution pursuant to this Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the respective Fund or Class, and (ii) any material amendments of the terms of this Plan shall become effective only upon approval by a majority of the Board and a majority of the Disinterested Trustees pursuant to a vote cast in person at a meeting called for the purpose of voting on the Plan.


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         SECTION 7.     This Plan is terminable, as to any Fund or Class,
without penalty at any time by (i) vote of the majority of the Disinterested Trustees, or (ii) vote of a majority of the outstanding voting securities of such Fund or Class.

         SECTION 8. The Board has adopted this Plan as of March 29, 1993, as amended on February 10, 1995 and November 14, 1997.


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                                      SCHEDULE A

                                  DISTRIBUTION FEES

         Each Fund will pay the Distributor a distribution fee for the expenses incurred, and the services and facilities provided, by the Distributor under the Plan at the following annual rates:

         1. For Class A Shares, an amount equal to 0.25% of each such Class' average daily net asset value.

         2. For Nicholas-Applegate Money Market Fund, an amount equal to 0.15% of such Fund's average daily net asset value.

         3. For Class B and C Shares, an amount equal to 0.75% of each such Class' average daily net asset value.


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